Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 19, 2024, except for Note 10, as to which the date is September 10, 2025, relating to the consolidated financial statements of Alliance Entertainment Holding Corporation (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Miami, Florida

May 15, 2026